CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm as "EXPERTS" and to the use of our reports dated September 11, 1995 and November 29, 1994, in the Registration Statement on Form S-1 and the related Prospectus of Sigma Alpha Group, Ltd.


                                           COGEN SKLAR LLP
                                           (formerly, Cogen Sklar Levick)


Bala Cynwyd, Pennsylvania
August 30, 1996